Exhibit 99.1

Regional Health Properties Reports Third Quarter 2021 Financial Results

ATLANTA, GA, November 15, 2021 — Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, reported results for the quarter ended September 30, 2021.

Business Update

•	Ended the quarter with a healthy cash balance

•	Collected 97.4% of third quarter 2021 contractual cash rent

•	Completed two refinancings for our Alabama facilities with our trusted partner, Exchange Bank of Alabama
o	Extended the Meadowood loan out to 2026
o	Completed the refinancing of Coosa Valley, reducing cash interest by 155 basis points

Brent Morrison, Regional Health Properties’ Chief Executive Officer and President, commented, “We are proud of our operators and their staff as they work tirelessly to navigate industry headwinds. We continue to collect all rent from our operators (outside of a partial rent deferral on one facility). Our efforts to refigure our capital structure remain on-going and I remain confident we will be able to find a solution for both classes of equity.  Ben Waites, Regional’s Chief Financial Officer added “We’re pleased to have completed the refinancing of two facilities this quarter and four HUD refinancings are expected to be filed in the coming months”.

Management periodically monitors a number of facility performance metrics, including rent coverages both before and after management fees. In the third quarter of 2021, the Company’s portfolio rent coverage before management fees was 1.71 x and rent coverage after management fees was 1.23 x. Occupancy and skilled mix for the Company’s portfolio was 66.7% and 28.8% for the third quarter of 2021, respectively. These data exclude the impact of three managed facilities located in Ohio.

Rent Collections and Operator Changes

As of the quarter ended September 30, 2021, we collected 97.4% of contractual cash due for the third quarter of 2021.

As announced in December, we terminated a lease with the operator of two facilities located in Georgia. One facility was transitioned to Empire Care Centers, a new operator to Regional. Operating results for the quarter and year-to-date are encouraging. The second building (the “Tara Facility”), which had been managed by Vero Health Care through September 30, 2021, was placed under new management with Peach Health Group, a current leasee of three additional properties from the Company.

Summary of Financial Results for the Three Months Ended September 30, 2021

Total rental revenues in the third quarter of 2021 decreased 4.0% to $4.1 million, from $4.3 million in the third quarter of 2020. The decrease is primarily a result of the agreement to terminate the subleases for two skilled nursing facilities in the fourth quarter of 2020 (the “Wellington Transition”).

Patient care revenues for our new healthcare services are from the operations of the Tara Facility as a part of the Wellington Transition.  Effective January 1, 2021, the Company began to operate this 134 bed skilled nursing facility.  Patient care expense of $2.5 million for the three months ended September 30, 2021, relate to the costs of operating the Tara Facility.

In early 2020, the Company began to investigate alternatives to retire or refinance our outstanding Series A Preferred shares through privately negotiated transactions, open market repurchases, redemptions, exchange offers, tender offers, or otherwise. Costs associated with these efforts have been expensed as incurred in Other expense, net and were approximately $122,000 for the three months ended September 30, 2021.

General and administrative costs increased 30.8%, to $1.0 million for the third quarter of 2021, compared with $0.7 million for the same period in 2020. The increase for the quarter is primarily related to $111,000 in management consulting services incurred for the Tara Facility as well as $179,000 of employee stock based compensation incurred in the third quarter of 2021.

Interest expense decreased slightly by $23,000, or 3.3%, to $669,000 for the third quarter of 2021 compared with $692,000 for the same period in 2020. The current quarter decrease is due to normal amortization of the outstanding debt balances.

Gain on extinguishment of debt of $146,000 for the third quarter of 2021 is due to the Paycheck Protection Program Loan debt forgiveness of $229,000 partially offset by $83,000 of deferred financing fees from the extinguishment of $5.1 million variable interest rate debt.

Loss from discontinued operations, net of tax, for the third quarter of 2021, was $22,000 compared to $2,000 for the same period of the prior year.

Net loss attributable to Regional Health Properties, Inc.’s common stockholders (excluding undeclared preferred dividends) in the third quarter of 2021 was $39,000 compared with $73,000 for the third quarter of 2020.

Cash at September 30, 2021, totaled $6.2 million compared with $4.2 million at December 31, 2020. The increase in cash is primarily due to approximately $3.3 million of lease termination cash collected, $1.0 million Medicaid overpayment and approximately $0.6 million in variable rent collections partially offset by approximately $1.0 paid for past due bed taxes related to the Wellington Transition and $1.9 million debt payments. Restricted cash at September 30, 2021, totaled $3.4 million compared to $3.3 million at December 31, 2020. Total debt outstanding amounted to $53.4 million at September 30, 2021 and $54.4 million at December 31, 2020 (net of $1.3 million and $1.4 million of deferred financing costs at September 30, 2021 and December 31, 2020, respectively).

About Regional Health Properties

Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA) is the successor to AdCare Health Systems, Inc., and is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions.

Regional currently owns, leases, manages for third parties and operates, 24 facilities (12 of which are owned by Regional, eight of which are leased by Regional, three of which are managed by Regional for third parties and

For more information, visit www.regionalhealthproperties.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements in this press release regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.

Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; the impact of COVID-19 on our business and the business of our operators, including without limitation, the extent and duration of the COVID-19 pandemic, increased costs experienced by our operators in connection therewith, and the extent to which government support may be available to our operators to offset such costs and the conditions related thereto; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Exchange Offer and Where to Find It

In connection with the proposed transaction, RHE filed with the SEC a registration statement on Form S-4 on June 1, 2021 (as amended on July 2, 2021), that includes a preliminary proxy statement and that also constitutes a preliminary prospectus. RHE intends to file other relevant documents with the SEC regarding the proposed transaction, including the definitive proxy statement/prospectus. The information in the preliminary proxy statement/prospectus is not complete and may be changed. This document is not a substitute for the preliminary proxy statement/prospectus or registration statement or any other document that RHE may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of RHE. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IF AND WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT RHE AND THE PROPOSED TRANSACTION. Investors and security holders are able to obtain free copies of the registration statement, preliminary proxy statement/prospectus and all other documents containing important information about RHE and the proposed transaction, once such documents are filed with the SEC, including the definitive proxy statement/prospectus if and when it becomes available, through the website maintained by the SEC at http://www.sec.gov.  The proxy statement/prospectus included in the Registration Statement and additional copies of the proxy statement/prospectus will be available for free from RHE.

Participants in the Solicitation

RHE and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of RHE, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in RHE’s proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on November 5, 2020, and RHE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 29, 2021. Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction by reading the preliminary proxy statement/prospectus, including any amendments thereto, as well as the definitive proxy statement/prospectus if and when it becomes available and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the registration statement, the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus, if and when it becomes available, carefully before making any voting or investment decisions. You may obtain free copies of these documents from RHE using the sources indicated above.

Company Contacts	Investor Relations
Benjamin A. Waites	Brett Maas
Chief Financial Officer and Vice President	Managing Partner
Regional Health Properties, Inc.	Hayden IR
Tel (678) 368-4393	Tel (646) 536-7331
ben.waites@regionalhealthproperties.com	brett@haydenir.com

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in 000’s)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Property and equipment, net	$50,755	$52,533
Cash	6,233	4,186
Restricted cash	3,393	3,306
Accounts receivable, net of allowance of $142 and $1,381	1,936	2,100
Prepaid expenses and other	617	328
Notes receivable	383	444
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	140	158
Right-of-use operating lease assets	30,896	33,740
Goodwill	1,585	1,585
Lease deposits and other deposits	514	514
Straight-line rent receivable	8,101	6,660
Total assets	$107,024	$108,025
LIABILITIES AND EQUITY
Senior debt, net	$46,357	$47,275
Bonds, net	6,238	6,342
Other debt, net	802	822
Accounts payable	3,918	3,008
Accrued expenses	4,163	2,225
Operating lease obligation	33,066	35,884
Other liabilities	1,602	1,365
Total liabilities	96,146	96,921
Commitments and contingencies (Note 12)
Stockholders’ equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 1,775 and 1,688 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	62,336	62,041
Preferred stock, no par value; 5,000 shares authorized; 2,812 shares issued and outstanding, redemption amount $70,288 at September 30, 2021 and December 31, 2020	62,423	62,423
Accumulated deficit	(113,881)	(113,360)
Total stockholders’ equity	10,878	11,104
Total liabilities and stockholders’ equity	$107,024	$108,025

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in 000’s, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Patient care revenues	$2,309	$—	$7,444	$—
Rental revenues	4,136	4,308	11,980	12,898
Management fees	248	244	743	732
Other revenues	9	215	84	224
Total revenues	6,702	4,767	20,251	13,854
Expenses:
Patient care expense	2,454	—	6,911	—
Facility rent expense	1,640	1,640	4,919	4,919
Cost of management fees	153	161	468	486
Depreciation and amortization	651	694	1,953	2,239
General and administrative expense	972	743	2,953	2,334
Doubtful accounts expense	—	790	77	653
Other operating expenses	204	109	679	630
Total expenses	6,074	4,137	17,960	11,261
Income from operations	628	630	2,291	2,593
Other expense (income) :
Interest expense, net	669	692	2,022	2,091
Gain on extinguishment of debt	(146)	—	(146)	—
Other expense, net	122	9	839	144
Total other expense, net	645	701	2,715	2,235
(Loss) income from continuing operations before income taxes	(17)	(71)	(424)	358
(Loss) income from continuing operations	$(17)	$(71)	$(424)	$358
Loss from discontinued operations, net of tax	(22)	(2)	(97)	(33)
Net loss (income)	(39)	(73)	(521)	325
Preferred stock dividends - undeclared	(2,250)	(2,250)	(6,748)	(6,748)
Net Loss attributable to Regional Health Properties, Inc. common stockholders	$(2,289)	$(2,323)	$(7,269)	$(6,423)
Net loss per share of common stock attributable to Regional Health Properties, Inc.
Basic and diluted:
Continuing operations	$(1.25)	$(1.38)	$(4.15)	$(3.79)
Discontinued operations	(0.02)	—	(0.06)	(0.02)
	$(1.27)	$(1.38)	$(4.21)	$(3.81)
Weighted average shares of common stock outstanding:
Basic and diluted	1,775	1,688	1,728	1,688

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL OPERATING METRICS (1)

	Twelve Months Ended
Portfolio Operating Metrics (1)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Occupancy %	73.0%	67.3%	68.6%	67.7%	66.7%
Quality Mix (2)	29.3%	28.4%	29.6%	29.3%	28.8%
Rent Coverage Before Management Fees (3)	1.58	1.77	1.65	1.71	1.71
Rent Coverage After Management Fees (3)	1.24	1.28	1.17	1.22	1.23

(1) Excludes three managed facilities in Ohio.

(2) Quality Mix refers to all payor types less Medicaid.

(3) EBITDAR coverage and EBITDARM coverage include information provided by our tenants.
The Company has not independently verified this information, but have no reason to believe such information to be inaccurate in any material respect.